UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2016 (March 17, 2016)

American Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55197	90-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Determination of Estimated Per-Share Net Asset Value

Overview

The board of directors (the “Board”) of American Finance Trust, Inc. (the “Company”) previously adopted valuation guidelines used in connection with determining the estimated per-share net asset value (“Estimated Per-Share NAV”) of the Company’s common stock. Under these guidelines, American Finance Advisors, LLC (the “Advisor”) calculates the Estimated Per-Share NAV taking into consideration the appraisals of the Company’s real estate and loan assets (each asset individually, a “Real Estate Asset” and collectively, the “Real Estate Assets”) performed by an independent valuation firm in accordance with the valuation guidelines established by the Board. The Advisor reviews valuations established by the independent valuation firm for consistency with the valuation guidelines and the reasonableness of the independent valuation firm’s conclusions. The Board reviews and makes the final conclusion regarding the Estimated Per-Share NAV. The Board relies on the Advisor’s estimate and the appraisals performed by the independent third party but may, in its discretion, consider other factors.

On March 17, 2016, the Company’s independent directors, which comprise a majority of the Board, unanimously approved an Estimated Per-Share NAV equal to $24.17 based on the estimated fair value of the Company’s assets less the estimated fair value of the Company’s liabilities, divided by 64,961,346 shares of common stock outstanding on a fully diluted basis as of December 31, 2015. There have been no material changes between December 31, 2015 and the date of this filing that the Advisor believes would impact the overall Estimated Per-Share NAV. The Company will publish an updated Estimated Per-Share NAV on at least an annual basis.

Process

Consistent with the Company’s valuation guidelines, the Advisor engaged Duff & Phelps, LLC (“Duff & Phelps”), an independent third-party real estate advisory firm, to perform appraisals of the Company’s Real Estate Assets and provide a valuation range for each Real Estate Asset. Duff & Phelps has extensive experience estimating the fair value of commercial real estate. The method used by Duff & Phelps to appraise the Real Estate Assets in the report furnished to the Advisor and the Board by Duff & Phelps (the “Duff & Phelps Real Estate Appraisal Report”) complies with the Investment Program Association Practice Guideline 2013-01 titled “Valuations of Publically Registered Non-Listed REITs,” issued April 29, 2013. The scope of work performed by Duff & Phelps was conducted in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Other than its engagement as described herein, Duff & Phelps does not have any direct interests in any transaction with the Company.

Potential conflicts of interest between Duff & Phelps, on one hand, and the Company or the Advisor, on the other hand, may arise (1) as a result of the impact of the findings of Duff & Phelps in relation to the Company’s Real Estate Assets, or the assets of real estate investment programs sponsored by affiliates of the Advisor, on the value of ownership interests owned by, or incentive compensation payable to, directors, officers or affiliates of the Company and the Advisor, or (2) as a result of Duff & Phelps performing valuation services for other programs sponsored by affiliates of the Company’s sponsor.

Valuation Methodology

In preparing its valuation materials and in reaching its conclusion, Duff & Phelps, among other things:

•	completed valuations on a desktop basis;

•	researched applicable markets to measure current market conditions, supply and demand factors, growth patterns and their effect on applicable Real Estate Assets;

•	reviewed financial and operating information requested from, or provided by, the Company, including property level cash flow and other leasing assumptions for each Real Estate Asset; and

•	performed such other analyses and studies, and considered factors, as Duff & Phelps considered appropriate.

Duff & Phelps performed a valuation of the Real Estate Assets utilizing the Income Capitalization approach, as described further below, that is commonly used in the commercial real estate industry. There were two loans that were sold after the valuation date and those prices were utilized as a proxy for fair value.

The Estimated Per-Share NAV is comprised of (i) the sum of (A) the estimated value of the Real Estate Assets and (B) the estimated value of the other assets, minus the sum of (C) estimated value of debt and other liabilities and (D) the estimate of the aggregate incentive fees, participations and limited partnership interests held by or allocable to the Advisor, management of the Company or any of their respective affiliates based on the aggregate net asset value of the Company based on Estimated Per-Share NAV and payable in a hypothetical liquidation of the Company as of December 31, 2015, divided by (ii) the number of common shares outstanding on a fully-diluted basis as of December 31, 2015, which was 64,961,346.

Income Capitalization Approach

Duff & Phelps estimated the “as is” market value of substantially all of the Real Estate Assets as of December 31, 2015 using an income capitalization approach, which simulates the reasoning of an investor who views the cash flows that would result from the anticipated revenue and expense on a property throughout its projection period. NOI developed in Duff & Phelps’s analysis is the balance of potential income remaining after vacancy and collection loss and operating expenses. This NOI was then capitalized at an appropriate rate to derive an estimate of value (the “Direct Capitalization Method”) or discounted by an appropriate yield rate over a typical projection period in a discounted cash flow analysis (the “Discounted Cash Flow Method”). Thus, two key steps were involved: (1) estimating the NOI applicable to each Real Estate Asset and (2) choosing appropriate capitalization rates and discount rates, as applicable.

Duff & Phelps utilized the Direct Capitalization Method for 391 Real Estate Asset values when there was more than seven years remaining on the Company’s existing leases, or whose options will likely be exercised resulting in a remaining lease term greater than seven years, and the Discounted Cash Flow Method for 73 Real Estate Asset values.

Estimated Per-Share NAV

The following table summarizes the individual components of the Estimated Per-Share NAV approved by the Board as of the dates presented:

(Amounts per share)	December 31, 2015		March 31, 2015 (1)
Real Estate Assets	$39.65	(2)	$37.09
Other Assets	$2.18	(3)	$1.65
Fair Value of Debt	$(16.99	) (4)	$(14.11)
Other Liabilities	$(0.67	) (5)	$(0.46)
Estimated Per-Share NAV	$24.17		$24.17

(1) For illustrative purposes only, Estimated Per-Share NAV as of March 31, 2015 in the above table has been calculated using the same component categories as the calculation of Estimated Per-Share NAV as of December 31, 2015. In the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 19, 2015, the calculation of Estimated Per-Share NAV as of March 31, 2015, which was established as $24.17, was presented using different component categories from what is presented in the above table.

(2) The value of the Real Estate Assets includes an adjustment above the midpoint of $91.1 million compared to the midpoint of the range provided in the Duff & Phelps Real Estate Appraisal Report. The Advisor believes, and the independent directors agreed, that the high-end valuation was more appropriate for 458 of the 466 Real Estate Assets. In making this determination the Advisor took into account the fundamentals of the Real Estate Assets, including geographic location, stabilization and credit quality of tenants, age of the property, remaining or anticipated lease duration and renewal probability. The concluded value of the Real Estate Assets reflects an overall increase to the original purchase price for those assets, plus post-acquisition capital expenditures, of 14.5% as of December 31, 2015. The key assumptions that were used by Duff & Phelps in its models to estimate the value of each Real Estate Asset is set forth in the following tables.

The following summarizes the range of overall capitalization rates used to arrive at the estimated market values of the Real Estate Asset values that were valued utilizing the Direct Capitalization Method as of December 31, 2015:

	December 31, 2015
	Range	Weighted Average

Overall Capitalization Rate	3.90% - 8.61%	6.09%

The following summarizes the range of terminal capitalization rates and discount rates used to arrive at the estimated market values of the Real Estate Asset values that were valued utilizing the Discounted Cash Flow Method as of December 31, 2015:

	December 31, 2015
	Range	Weighted Average

Terminal Capitalization Rate	5.75% - 8.25%	7.10%

Discount Rate	6.00% - 8.75%	7.23%

(3) Includes the following line items from the Company’s audited financial statements as of December 31, 2015: (i) cash and cash equivalents; (ii) restricted cash; and (iii) prepaid expenses and other assets. The Advisor believes that cost estimates fair value.

(4) As disclosed in Note 9 - Fair Value of Financial Instruments to the Company’s audited consolidated financial statements as of December 31, 2015 in the Company’s Annual Report on Form 10-K, the value of the Company’s mortgage notes payable as of December 31, 2015 was estimated using discounted cash flow analyses. The discounted cash flow analyses were based on projected cash flows over the remaining loan terms and utilized estimates of current market interest rates for instruments with similar characteristics, including remaining loan term, loan-to-value ratio, type of collateral and other credit enhancements. The Advisor recommended, and the Board believes, that this assumption reflects the terms currently available to borrowers seeking borrowing terms similar to the Company’s and with a credit profile similar to the Company’s credit profile.

(5) Includes the following line items from the Company’s audited financial statements as of December 31, 2015: (i) accounts payable and accrued expenses; (ii) deferred rent and other liabilities; and (iii) distributions payable. The Advisor believes that cost estimates fair value.

Sensitivity Analysis

The Advisor noted that applying the low, midpoint and high range of capitalization rates and discount rates determined by Duff & Phelps resulted in an Estimated Per-Share NAV range equal to $21.45 - $24.18 per share on a fully diluted basis. The midpoint in that range was $22.77.

The overall capitalization rate and discount rate have a significant impact on the estimated value. The following chart presents the impact on the Company’s Estimated Per-Share NAV resulting from variations in the overall capitalization rate for those properties valued with the Direct Cap methodology and variations in discount rates for those properties valued via the DCF methodology, within the range of values determined by Duff & Phelps.

	Range of Value
	Low	Midpoint	High
Share Price	$21.45	$22.77	$24.18
Overall Capitalization Rate	6.58%	6.33%	6.09%
Discount Rate(1)	7.73%	7.48%	7.23%

(1) This analysis shows the effect of varying the discount rate used in the DCF methodology. For purposes of this sensitivity analysis, the weighted average terminal capitalization rate, which applies only to Real Estate Assets valued using the DCF methodology, is assumed to be 7.10%.

Limitations of the Asset Appraisals

The Company believes that the method used to establish the Estimated Per-Share NAV is the methodology most commonly used by non-listed REITs to establish an estimated per-share net asset value. The Company believes that the assumptions described herein to estimate Estimated Per-Share NAV, including the value of the Real Estate Assets, are within the ranges used by market participants buying and selling similar properties. The estimated property values may not, however, represent current market value or book value. Real properties are currently carried at their amortized cost basis in the Company’s financial statements. The estimated value of the Real Estate Assets reflected above does not necessarily represent the value the Company would receive or accept if the assets were marketed for sale. The market for commercial real estate can and does fluctuate and values are expected to change in the future. Further, the Estimated Per-Share NAV does not reflect a liquidity discount for the fact that the shares are not currently traded on a national securities exchange, a discount for the non-assumability or prepayment obligations associated with certain of the Company’s loans and other costs that may be incurred, including any costs of sale of its assets.

As with any methodology used to estimate value, the methodologies employed to value the Real Estate Assets by Duff & Phelps, and the recommendations made by the Advisor, were based upon a number of estimates and assumptions that may not be accurate or complete, including estimates and assumptions such as comparable sales, rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses. Further, different parties using different assumptions and estimates could derive a different estimated value per share, which could be significantly different from this Estimated Per-Share NAV.

The Estimated Per-Share NAV does not reflect “enterprise value” which may include an adjustment for:

•	the large number of Real Estate Assets, given that some buyers may be willing to pay more for a large portfolio than they are willing to pay for each property in the portfolio separately;

•	any other intangible value associated with a going concern; or

•	the possibility that the Company’s shares could trade at a premium or a discount to Estimated Per-Share NAV if the shares were listed on a national securities exchange.

Limitations of the Estimated Per-Share NAV

The Estimated Per-Share NAV does not represent the: (i) the amount at which the Company’s shares would trade at a national securities exchange, (ii) the amount a stockholder would obtain if he or she tried to sell his or her shares or (iii) the amount stockholders would receive if the Company liquidated its assets and distributed the proceeds after paying all of its expenses and liabilities. Accordingly, with respect to the Estimated Per-Share NAV, the Company can give no assurance that:

•	a stockholder would be able to resell his or her shares at Estimated Per-Share NAV;

•	a stockholder would ultimately realize distributions per share equal to Estimated Per-Share NAV upon liquidation of the Company’s assets and settlement of its liabilities or a sale of the Company;

•	the Company’s shares would trade at a price equal to or greater than Estimated Per-Share NAV if the shares were listed on a national securities exchange; or

•	the methodology used to establish the Estimated Per-Share NAV would be acceptable to the Financial Industry Regulatory Authority for use on customer account statements, or that the Estimated Per-Share NAV will satisfy the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”) with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code.

Conclusion

Based on the Advisor’s review of the Duff & Phelps Real Estate Appraisal Report, and on the Advisor’s own analysis, estimates and calculations (as described above), the Advisor recommended to the independent directors of the Board an Estimated Per-Share NAV as of December 31, 2015 of $24.17, a value that continues to be within the range determined by Duff & Phelps and consistent with the Board’s and the Advisor’s belief in the continued value in the Company’s portfolio. In making this determination the Advisor took into account, and the independent directors agreed, the fundamentals of the Real Estate Assets, including geographic location, stabilization and credit quality of tenants, age of the property, remaining or anticipated lease duration and renewal probability.  In addition, the Advisor considered, and the independent directors agreed, that the fair value of the Company’s debt is significantly in excess of par relative to historical experience.

The Estimated Per-Share NAV was unanimously adopted by the independent directors of the Board, which comprise a majority of the Board, on March 17, 2016. The Board is ultimately and solely responsible for the determination of the Estimated Per-Share NAV. Estimated Per-Share NAV was determined at a moment in time and will likely change over time as a result of changes to the value of individual assets as well as changes and developments in the real estate and capital markets, including changes in interest rates. Nevertheless, stockholders should not rely on the Estimated Per-Share NAV in making a decision to buy or sell shares of the Company’s common stock.

In connection with the Board’s determination of Estimated Per-Share NAV, the Advisor concluded that in a hypothetical liquidation at such Estimated Per-Share NAV, it would not be entitled to any incentive fees or performance-based restricted partnership units of the Company’s operating partnership designated as “Class B Units”. The Advisor determined the Estimated Per-Share NAV in a manner consistent with the definition of fair value under U.S. generally accepted accounting principles set forth in FASB’s Topic ASC 820, Fair Value Measurements and Disclosures.

Amended and Restated Share Repurchase Program and Distribution Reinvestment Plan

As set forth in the Company’s previously announced amended and restated share repurchase program (the “SRP”), the price per share for shares of common stock repurchased by the Company pursuant to the SRP will be the most-recent Estimated Per-Share NAV multiplied by a percentage equal to (i) 92.5%, if the person seeking repurchase has held his or her shares for a period greater than one year and less than two years; (ii) 95%, if the person seeking repurchase has held his or her shares for a period greater than two years and less than three years; (iii) 97.5%, if the person seeking repurchase has held his or her shares for a period greater than three years and less than four years; or (iv) 100%, if the person seeking repurchase has held his or her shares for a period greater than four years. In the case of requests for death or disability, the repurchase price per share will be equal to the Estimated Per-Share NAV at the time of repurchase.

The Company has previously announced its intention to reinstate its currently-suspended distribution reinvestment plan (the “DRIP”). Reinstating the DRIP would allow stockholders to reinvest distributions in shares of the Company’s common stock. The DRIP would be reinstated only after the Securities and Exchange Commission has declared effective a registration statement to register the shares to be offered pursuant to the DRIP. Pursuant to the DRIP, once reinstated, the price per share for shares of common stock purchased under the DRIP would be the most-recent Estimated Per-Share NAV as determined by the Board from time to time. There can be no assurance that the Company will reinstate the DRIP. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that are the Company’s and its management’s hopes, intentions, beliefs, expectations, or projections of the future and might be considered to be forward-looking statements under federal securities laws. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties. The Company’s actual future results may differ significantly from the matters discussed in these forward-looking statements, and the Company may not release revisions to these forward-looking statements to reflect changes after the Company has made these statements. Factors and risks that could cause actual results to differ materially from expectations are disclosed from time to time in greater detail in the Company’s filings with the Securities and Exchange Commission including, but not limited to, the Company’s Annual Reports on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, as well as the Company’s Current Reports on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Finance Trust, Inc.

Date: March 18, 2016	By:	/s/ Nicholas Radesca
Nicholas Radesca
Chief Financial Officer, Secretary and Treasurer